Sonic Foundry Announces Fiscal 2019 Third Quarter Financial Results

MADISON, Wis. - August 13, 2019 - Sonic Foundry (OTC Pink Sheets: SOFO), today announced consolidated financial results for its fiscal 2019 third quarter ended June 30, 2019.

Fiscal 2019 Third Quarter Highlights

•	Total revenues were $10.1 million ($10.2 million without distribution impact) compared to $8.7 million in the third quarter of 2018

•	Gross margin was $7.4 million or 73 percent of sales compared to $6.4 million, or 74 percent of sales in the third quarter of 2018

•	Adjusted EBITDA of $740,000, compared to $(343,000) in the third quarter of 2018

•	Net loss of $(159,000) ($(93,000) without distribution impact), or $(0.03) per share compared to net loss of $(1) million, or $(0.23) per share in the third quarter of 2018

•	Billings totaled $10.5 million in the third quarter of 2019, an increase of 16 percent compared to the same period last year

•	Unearned revenue increased to $11 million as of June 30, 2019

Fiscal 2019 Third Quarter Review
Service billings, including support, hosting, events, and installs, saw an increase of 14 percent from the prior year for a total of $6.5 million. Product billings were up 20 percent to $4 million during the third quarter of fiscal year 2019 compared to the same period last year. Product billings and revenue were negatively impacted by a planned reduction of product inventory maintained by domestic distributors of $94,000 during the quarter and $1.3 million year to date. The company expects to recognize $3.4 million of the current unearned revenue in the fourth quarter of fiscal 2019.

Recurring revenue of $6.3 million was 63 percent of total revenue in the third quarter of 2019, compared to $5.9 million, or 68 percent of total revenue in the third quarter of 2018.

Operating expenses were $7.2 million, down $66,000 or 1 percent from the same period in 2018. The net loss of $(159,000) was an improvement compared to the same period in 2018.

“I am pleased to see us execute according to our plan for the quarter. As we proceed with our strategic and operational improvements, we are focused on living up to the expectations and goals we create,” said Michael Norregaard, CEO, Sonic Foundry. “We are confident we have the platform that best helps our customers scale deployments across campuses and enterprises. As we quickly approach the start of a new fiscal year, Mediasite Video Cloud and our unified communications solution Mediasite Join are two of our key priorities. We are zeroing in on our product innovation process and customer success, adding product functions and services to attract and expand more customers.”

Non-GAAP Financial Information
To supplement and enhance the reader’s understanding of our operating performance and our ability to satisfy lender requirements, we disclose adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization (adjusted EBITDA), a non-GAAP measure of operating performance. Our adjusted EBITDA measure additionally adds back stock compensation expense and severance expense from the SEC definition of EBITDA. As such, our adjusted EBITDA may not be comparable to similarly titled measures reported by other companies, and should not be viewed as an alternative to net income as a measurement of our operating performance. Our credit agreement contains a minimum EBITDA calculation based, in part, on adjusted EBITDA since this measure is representative of adjusted income available for debt and interest payments. A reconciliation of net income (loss) to adjusted EBITDA for the quarters ended June 30, 2019 and 2018 are included in the release.

About Sonic Foundry®, Inc.
Sonic Foundry (OTC Pink Sheets: SOFO) is the global leader for video capture, management and streaming solutions. Trusted by more than 4,900 educational institutions, corporations, health organizations and government entities in over 65 countries, its Mediasite Video Platform quickly and cost-effectively automates the capture, management, delivery and search of live and on-demand streaming videos. Learn more at www.sonicfoundry.com and @mediasite.

© 2019 Sonic Foundry, Inc. Product and service names mentioned herein are the trademarks of Sonic Foundry, Inc. or their respective owners.

Forward Looking Statements
This news release contains forward-looking statements about the products and services of Sonic Foundry within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Forward looking statements include statements about our products and services, our customer base, strategic investments, new partnerships, our future operating results and any statements we make about the company’s future.  These types of statements address matters that are subject to many risks and uncertainties. Actual results could differ materially from the forward-looking guidance we provide.  Any forward-looking statements should be considered in context of the risk factors disclosed in our periodic forms 10Q, 10K and other filings with the SEC.  These filings can be accessed on-line at www.sec.gov and other websites or can be obtained from the company’s investor relations department.  All of the information and disclosures we make in this news release regarding our business, including any forward looking guidance, are as of the date given and we assume no obligation to update or change this information, regardless of subsequent events.

Media Relations:
Nicole Wise, Director of Communications
920.226.0269
nicolew@sonicfoundry.com

Sonic Foundry, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except for share data)
(Unaudited)

	June 30, 2019	September 30, 2018
Assets
Current assets:
Cash and cash equivalents	$3,387	$1,189
Accounts receivable, net of allowances of $75 and $524	6,890	7,418
Financing receivables, current, net of allowances of $526, respectively	109	100
Inventories	955	1,027
Investment in sales-type lease, current	163	150
Capitalized commissions, current	435	—
Prepaid expenses and other current assets	829	941
Total current assets	12,768	10,825
Property and equipment:
Leasehold improvements	1,122	1,105
Computer equipment	6,015	5,718
Furniture and fixtures	1,242	1,099
Total property and equipment	8,379	7,922
Less accumulated depreciation and amortization	6,782	6,009
Property and equipment, net	1,597	1,913
Other assets:
Financing receivables, long-term	97	181
Investment in sales-type lease, long-term	134	249
Capitalized commissions, long-term	120	—
Other long-term assets	400	415
Total assets	$15,116	$13,583
Liabilities and stockholders’ deficit
Current liabilities:
Revolving lines of credit	$463	$885
Accounts payable	1,283	1,610
Accrued liabilities	1,724	1,609
Unearned revenue	8,887	11,645
Current portion of capital lease and financing arrangements	169	248
Current portion of notes payable and warrant debt, net of discounts	768	593
Total current liabilities	13,294	16,590
Long-term portion of unearned revenue	2,152	1,691
Long-term portion of capital lease and financing arrangements	96	187
Long-term portion of notes payable and warrant debt, net of discounts	5,483	1,357
Derivative liability, at fair value	5	14
Other liabilities	165	202
Total liabilities	21,195	20,041
Commitments and contingencies
Stockholders’ deficit:
Preferred stock, $.01 par value, authorized 500,000 shares; none issued	—	—
9% Preferred stock, Series A, voting, cumulative, convertible, $.01 par value (liquidation preference of $1,000 per share), authorized 4,500 shares; zero and 2,678 shares issued and outstanding, respectively, at amounts paid in	—	1,651
5% Preferred stock, Series B, voting, cumulative, convertible, $.01 par value (liquidation preference at par), authorized 1,000,000 shares, none issued	—	—
Common stock, $.01 par value, authorized 10,000,000 shares; 6,735,512 and 5,113,400 shares issued and 6,722,796 and 5,100,684 shares outstanding	67	51
Additional paid-in capital	203,752	200,130
Accumulated deficit	(209,161)	(207,419)
Accumulated other comprehensive loss	(542)	(676)
Receivable for common stock issued	(26)	(26)

Treasury stock, at cost, 12,716 shares	(169)	(169)
Total stockholders’ deficit	(6,079)	(6,458)
Total liabilities and stockholders’ deficit	$15,116	$13,583

Sonic Foundry, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except for share and per share data)
(Unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2019	2018	2019	2018
Revenue:
Product and other	$4,221	$3,214	7,768	$8,927
Services	5,847	5,485	17,799	17,127
Total revenue	10,068	8,699	25,567	26,054
Cost of revenue:
Product and other	1,558	1,388	2,854	3,814
Services	1,123	916	3,673	3,446
Total cost of revenue	2,681	2,304	6,527	7,260
Gross margin	7,387	6,395	19,040	18,794
Operating expenses:
Selling and marketing	3,785	3,882	11,564	11,859
General and administrative	1,609	1,631	4,492	4,713
Product development	1,849	1,796	5,617	5,361
Total operating expenses	7,243	7,309	21,673	21,933
Income (loss) from operations	144	(914)	(2,633)	(3,139)
Non-operating income (expenses):
Interest expense, net	(276)	(266)	(657)	(461)
Other income (expense), net	(63)	88	(66)	98
Total non-operating expenses	(339)	(178)	(723)	(363)
Loss before income taxes	(195)	(1,092)	(3,356)	(3,502)
Benefit (provision) for income taxes	36	72	(77)	1,353
Net loss	(159)	(1,020)	(3,433)	(2,149)
Dividends on preferred stock	(24)	(67)	(122)	(189)
Net loss attributable to common stockholders	$(183)	$(1,087)	$(3,555)	$(2,338)
Loss per common share
– basic	$(0.03)	$(0.23)	$(0.64)	$(0.51)
– diluted	$(0.03)	$(0.23)	$(0.64)	$(0.51)
Weighted average common shares
– basic	6,122,098	4,709,516	5,528,999	4,542,955
– diluted	6,122,098	4,709,516	5,528,999	4,542,955

Sonic Foundry, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Nine Months Ended June 30,
	2019	2018
Operating activities
Net loss	$(3,433)	$(2,149)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization	170	482
Depreciation and amortization of property and equipment	748	822
Loss on sale of fixed assets	8	—
Provision for doubtful accounts - including financing receivables	31	300
Deferred taxes	—	(1,387)
Stock-based compensation expense related to stock options and warrants	203	392
Stock issued for board of director's fees	246	—
Conversion of accrued interest to preferred stock	—	31
Beneficial conversion feature recognized on debt converted to preferred stock	—	71
Remeasurement gain on derivative liability	(12)	(16)
Changes in operating assets and liabilities:
Accounts receivable	660	834
Financing receivables	87	1,614
Inventories	75	70
Capitalized commissions	138	—
Prepaid expenses and other current assets	280	356
Accounts payable and accrued liabilities	(294)	(126)
Other long-term liabilities	(46)	(136)
Unearned revenue	(1,339)	(2,347)
Net cash used in operating activities	(2,478)	(1,189)
Investing activities
Purchases of property and equipment	(373)	(657)
Net cash used in investing activities	(373)	(657)
Financing activities
Proceeds from notes payable	5,500	3,000
Proceeds from revolving lines of credit	9,199	16,706
Payments on notes payable	(583)	(815)
Payments to settle warrant debt	—	(200)
Payments on revolving lines of credit	(9,636)	(16,546)
Payment of debt issuance costs	(110)	(97)
Proceeds from issuance of preferred stock, common stock and warrants	864	1,008
Payments on capital lease and financing arrangements	(193)	(228)
Net cash provided by financing activities	5,041	2,828
Changes in cash and cash equivalents due to changes in foreign currency	8	(64)
Net increase in cash and cash equivalents	2,198	918
Cash and cash equivalents at beginning of year	1,189	1,211
Cash and cash equivalents at end of year	$3,387	$2,129
Supplemental cash flow information:
Interest paid	$425	$290

Income taxes paid, foreign	237	48
Non-cash financing and investing activities:
Property and equipment financed by capital lease or accounts payable	45	414
Debt discount and warrant	679	127
Deemed dividend for beneficial conversion feature of preferred stock	—	28
Preferred stock dividends paid in additional shares	122	161
Subordinated note payable converted to preferred stock	—	1,000
Conversion of preferred shares to common shares	1,772	—

Sonic Foundry, Inc.
Condensed Consolidated Non-GAAP Adjusted EBITDA Reconciliation
(in thousands)
(Unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2019	2018	2019	2018

Net loss	$(159)	$(1,020)	$(3,433)	$(2,149)
Add:
Depreciation and amortization	240	411	748	1,161
Income tax benefit (provision)	(36)	(72)	77	(1,353)
Interest expense	276	266	657	462
Stock-based compensation expense	(17)	72	203	392
Severance expense	436	—	562	—
Adjusted EBITDA	$740	$(343)	$(1,186)	$(1,487)